EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 2004 and July 5, 2004 included in Amendment No. 4 to the Registration Statement on Form SB-2 and related Prospectus of Adera Mines Limited for the registration of shares of its common stock.

/s/ "Manning Elliott"

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

December 15, 2004